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EXHIBIT 32(A)

                                CERTIFICATION OF
                           PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350*

    In connection with the accompanying Quarterly Report on Form 10-Q of Reeves Telecom Limited Partnership (the "Partnership") for the period ended June 30, 2003 (the "Report"), I, John S. Grace, President of Grace Property Management, Inc., the general partner of the Partnership, acting in the capacity and carrying out the responsibilities of the chief executive officer of the Partnership (Principal Executive Officer), hereby certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

    1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

A signed original of this written statement required by Section 906 has been provided to Reeves Telecom Limited Partnership and will be retained by Reeves Telecom Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 12, 2003            By:   /s/ JOHN S. GRACE
                                       ------------------------------
                                              John S. Grace
                                              President, acting in the
                                                   capacity and carrying out
                                                   the responsibilities of the
                                                   chief executive officer of
                                                   Reeves Telecom Limited
                                                       Partnership